UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 16, 2006 (June 12, 2006)

OVERLAND STORAGE, INC.
(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4820 Overland Avenue, San Diego, California 92123
(Address of principal executive offices, including zip code)

(858) 571-5555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 12, 2006, the Company’s Board of Directors, upon the recommendation of the Board’s Nominating and Governance Committee, appointed William J. Miller to fill a vacancy on the Company’s Board of Directors. Mr. Miller will serve as a director of the Company for a term of office expiring at the Company’s 2006 Annual Meeting of Shareholders.

Mr. Miller is an independent director and advisor to technology companies. Previously, Mr. Miller served as chairman and chief executive officer of Avid Technology, Inc. (NasdaqNM:  AVID), having served earlier in his career in the same capacity for Quantum Corporation (NYSE: DSS). Before that, he held a variety of senior positions at Ceridien Corporation (NYSE:  CEN), formerly Control Data Corporation, including President of Imprimis, Control Data’s storage subsidiary,  and executive vice president and president of the information services group. In addition to Overland, Miller currently serves on several other public and private corporate boards, including: Nvidia Corporation (NasdaqNM: NVDA), Waters Corporation (NYSE: WAT), Digimarc Corporation (NasdaqNM: DMRC), and Viewsonic Corporation.

Upon his appointment to the Board, Mr. Miller received a non-qualified stock option to purchase up to 7,500 shares of the Company’s common stock pursuant to the Company’s 2003 Equity Incentive Plan. The exercise price of the option is $6.99, it expires on June 12, 2016 and vests at the rate of 1,500 shares per month beginning one month following the grant date.

There are no arrangements or understandings between Mr. Miller and any other persons pursuant to which Mr. Miller was selected as a director. The Board has determined that Mr. Miller qualifies as independent under the independence standards set forth in Rule 4200(a)(15) of the Nasdaq Stock Market.

The Company’s press release announcing Mr. Miller’s appointment to the Board is filed with this report as Exhibit 99.1.

Item 8.01.              Other Events.

On June 12, 2006 the Company’s Board of Directors appointed the members of its Board Committees as follows to be effective June 19, 2006:

Audit Committee:
Robert A. Degan (Chairman)
Scott McClendon
Mark Barrenechea

Nominating and Governance Committee:
Michael Norkus (Chairman)
Robert A. Degan
William J. Miller

Compensation Committee:
Scott McClendon (Chairman)
Mark Barrenechea
William J. Miller
Michael Norkus

The Board of Directors has affirmatively determined that each of Mark Barrenechea, Robert A. Degan, Scott McClendon, William J. Miller and Michael Norkus are independent directors within the meaning of NASD Rule 4200(a)(15), and that each of Mark Barrenechea, Robert A. Degan and Scott McClendon meet the requirements for independence set forth in SEC Rule 10A-3(b)(1) for Audit Committee members.

Item 9.01.              Financial Statements and Exhibits.

Exhibit 99.1: Press Release dated June 15, 2006 announcing the appointment of William J. Miller as a director of Overland Storage, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: June 16, 2006	By:	/s/ Vernon A. LoForti
Vernon A. LoForti Vice President and CFO